UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on June 25, 2012, the Board of Directors of Urban Barns Foods Inc., a Nevada corporation (the "Company"), accepted the consent of Richard T. Groome as a member of the Board of Directors and as the strategic marketing officer. Therefore, as of the date of this Current Report, the Board of Directors consists of Dan Meikleham, Jacob Benne, Robyn Jackson, Cesar Montilla, Jr. and Richard Groome.

Biography

Mr. Groome has an extensive career in financing small and mid-size emerging growth companies in Canada. Mr. Groome has been involved in the financial industry for more than twenty years at such firms as Groome Capital, Marleau Lemire Securities, Sprott Securities and Levesque Beaubien Geoffrion. Mr. Groome was a director of the CDNX Exchange, the predecessor of the TSX Venture exchange, for several years and currently sits on the boards of directors of several private and public companies. Mr. Groome has actively managed or participated in over 400 financings representing some $4 billion of small cap financings. Mr. Groome is very active in numerous philanthropic projects most notably underprivileged children in Montreal and Peru, and the World Wildlife Fund. Mr. Groome earned a BA in Economics from McGill University.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Groome Agreement

Effective June 25, 2012, the Company entered into an agreement (the “Groome Agreement”) with Richard Groome. In accordance with the terms and provisions of the Groome Agreement, Mr. Groome has agreed to aid with introductions to management of the Company with respect to the current round of financing of a minimum of $1,000,000 Canadian Dollars on a best efforts basis through various sources of capital.

In further accordance with the terms and provisions of the Groome Agreement: (i) with regards to private placements, the Company shall pay to Mr Groome a bonus/finders' fee of 5% on actual funds raised or 2% via third parties; (ii) with regards to debt financings, the Company shall pay to Mr. Groome a finders' fee in the amount of 3% on actual funds loaned or 1.5% via third parties; (iii) with regards to an introduction to a third party who wishes to acquire, merger or perform a business combination, the Company shall pay to Mr. Groome a scalable finders' fee of 5% on the first $2,000,000, 4% of the next $2,000,000 and 3% on the remaining amount of $4,000,000 if the Company is merged with any other private or public entity; and (iv) upon the successful closing of a minimum of $1,000,000 Canadian Dollars raised, the Company shall pay to Mr. Groome a monthly fee of $4,000 Canadian Dollars as compensation for his role as a member of the Board of Directors for a twelve-month term.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 27, 2012	Urban Barns Foods Inc.
(Registrant)

/s/ Jacob Benne
Jacob Benne
President, Chief
Executive Officer,
Director